UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            April 28, 2016

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, Peter M. Pizza announced his retirement as the Chief Financial Officer of AMREP Corporation (the “Company”) effective as of April 30, 2016.

On April 28, 2016, Clifford R. Martin was appointed as Vice President and Chief Financial Officer of the Company effective as of May 1, 2016, which is the beginning of the Company’s 2017 fiscal year.

Prior to being appointed Vice President and Chief Financial Officer of the Company, Mr. Martin, age 58, has been Treasurer of the Company since September 2012 and Director of Accounting for the Company since 2006. Prior to joining the Company in 2006, Mr. Martin held managerial positions at the Atlantic City Hilton Hotel and Casino Resort, Bally’s Hotel and Casino Resort, the Prince Sports Group and Arthur Young & Company.

A copy of the press release announcing the retirement of Mr. Pizza and appointment of Mr. Martin is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 28, 2016, issued by AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: April 28, 2016	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 28, 2016, issued by AMREP Corporation.